UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2009
Hypercom Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-13521	86-0828608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8888 East Raintree Drive Suite 300 Scottsdale, Arizona		85260
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 480-642-5000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2009, Hypercom Corporation (“Hypercom” or the “Company”) and Philippe Tartavull, its Chief Executive Officer and President, entered into a new three year employment agreement (the “Tartavull Employment Agreement”). The Tartavull Employment Agreement amends and restates in its entirety Mr. Tartavull’s previous employment agreement dated January 16, 2007, as amended from time to time. Mr. Tartavull’s employment by the Company as CEO and President will continue effective as of December 30, 2009 and will terminate on December 30, 2012 (the “Term”), unless renewed or extended by the Company and Mr. Tartavull. On or before December 30, 2011, Mr. Tartavull and the Company will review the employment relationship and at that time the Company may, in its sole discretion, extend the Term until December 30, 2014. In addition, Mr. Tartavull will continue to serve as a director on the Hypercom Board of Directors (the “Board”), if so elected, so long as he remains the CEO of the Company. Mr. Tartavull also agrees to establish a residence within the greater Phoenix, Arizona, metropolitan area no later than September 30, 2010.

Under the Tartavull Employment Agreement, Mr. Tartavull will receive a base salary of $450,000 per year (“Base Salary”), which may be adjusted upward at the discretion of the Board or downward in the event of a Company-wide downward compensation adjustment. His total target cash compensation will be $900,000 per year (the “Total Target Cash Compensation”), comprising Base Salary plus a target annual performance bonus of 100% of his current Base Salary (the “Target Annual Performance Bonus”). The Target Annual Performance Bonus or some percentage or multiple of it (the “Annual Performance Bonus Compensation”) will be paid to Mr. Tartavull if the Company achieves the annual Performance Goals, as defined in the Tartavull Employment Agreement, and as determined by the Board. Notwithstanding the foregoing, Mr. Tartavull may be entitled to receive Annual Performance Bonus Compensation in an aggregate amount up to 150% of his current Base Salary for each year during the Term if the Board deems it consistent with the achievement of the Performance Goals for such year.

The Total Target Cash Compensation will first be eligible for upward adjustment in connection with the Company-wide adjustment of employee compensation to be effective on April 1, 2010. Thereafter, the Total Target Cash Compensation may be adjusted upward at the same time as future Company-wide adjustments of employee compensation or as otherwise determined in the discretion of the Board. In adjusting Total Target Cash Compensation, the Company may choose to adjust either or both of Base Salary and Target Annual Performance Bonus. Any such adjustment to Total Target Cash Compensation will be linked to an assessment of the Total Target Cash Compensation of executives in like positions in like companies in the United States.

Until the earlier of (1) the date that Mr. Tartavull establishes a residence within the greater Phoenix metropolitan area or (2) September 30, 2010, the Company will provide him with reimbursement of housing and travel expenses in connection with his business travel to the Company’s headquarters in Scottsdale, Arizona. The Company will make an additional, gross-up payment to Mr. Tartavull equal to the highest marginal applicable federal and state taxes calculated on the total income he is required to include on his federal and state income tax returns as a result of the housing and travel reimbursements (but excluding the amount of income he will be required to include as a result of the gross-up payment itself). If Mr. Tartavull moves his primary residence from his current residence to the greater Phoenix, Arizona, metropolitan area, the Company will provide him with a moving expense package in accordance with the Company’s standard relocation policy for executives, provided that, if he resigns for any reason, except as a result of a change of control as defined in the definitions section of the Tartavull Employment Agreement, within one year of the date of reimbursement for the move, he must reimburse the Company the full amount of the moving expense package granted to him. Mr. Tartavull will also be eligible to participate in the Company’s benefit plans that are available to all of the Company’s employees.

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In the event that Mr. Tartavull is terminated for “cause” (as defined in the Tartavull Employment Agreement) or voluntarily resigns from the Company, he will be entitled to receive only that compensation due him through the date of termination or resignation, as the case may be. In the event that Mr. Tartavull is terminated due to non-renewal or extension of the Term, and, as a result, his employment with the Company terminates upon the expiration of the initial three year Term, then, in addition to the compensation due through the date of termination of employment, Mr. Tartavull will be entitled to immediate vesting of all Company options (and such options will remain exercisable until their original expiration date).

In the event that Mr. Tartavull is terminated without “cause” (as defined in the Tartavull Employment Agreement) or resigns for “good reason” (as defined in the Tartavull Employment Agreement), he will be entitled to receive:

    (i)    an amount equal to the greater of (A) one year of Base Salary at the rate then in effect or (B) the aggregate amount of Base Salary at the rate then in effect that would be paid for the period from the date of his termination of employment to the end of the Term had he remained employed throughout such period;

    (ii)    immediate vesting of all Company shares of restricted stock and options (and such options will remain exercisable until their original expiration date); and

    (iii)    payment of COBRA benefits for a period of one year.

The Tartavull Employment Agreement also contains a change of control provision that states that, if Mr. Tartavull is terminated without cause or resigns for good reason within one year following a “change of control” (as defined in the Tartavull Employment Agreement), he will be entitled to receive:

    (i)    an amount equal to the greater of (A) 18 months of Base Salary at the rate then in effect or (B) the aggregate amount of Base Salary at the rate then in effect that would be paid for the period from the date of his termination of employment to the end of the Term had he remained employed throughout such period;

    (ii)    immediate vesting of all Company shares of restricted stock and options (and such options will remain exercisable until their original expiration date);

    (iii)    payment of COBRA benefits for a period of 18 months; and

    (iv)   reimbursement by the Company of moving expenses to relocate Mr. Tartavull's primary residence from the greater Phoenix, Arizona, metropolitan area to Malibu, California, provided that he has previously relocated his primary residence from Malibu, California to the greater Phoenix, Arizona, metropolitan area, and, within a period of six months following his covered termination of employment, he relocates his primary residence from the greater Phoenix, Arizona, metropolitan area to Malibu, California and such relocation is not at the expense of a new employer.

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Pursuant to the Tartavull Employment Agreement, Mr. Tartavull remains bound by the terms of a Hypercom Employee Confidentiality, Non-Solicitation & Non-Compete Agreement previously entered into on January 16, 2007 that, among other things, prohibits him from engaging in “Competitive Activity” for a period of up to 18 months after the termination of his employment by the Company.

The forgoing description of the Tartavull Employment Agreement is qualified in its entirety by reference to the complete terms and conditions of the Tartavull Employment Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits

Exhibit No.	Exhibit Description

10.1	Amended and Restated Employment Agreement, dated as of December 30, 2009, by and between Hypercom Corporation and Philippe Tartavull

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 5, 2010	Hypercom Corporation

/s/ Douglas J. Reich
Douglas J. Reich
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

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Exhibit Index

Exhibit No.	Exhibit Description

10.1	Amended and Restated Employment Agreement, dated as of December 30, 2009, by and between Hypercom Corporation and Philippe Tartavull